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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Western Asset Premier Bond Fund
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             (Exact Name of Registrant as Specified in Its Charter)
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
                 Massachusetts                                    60-0000119
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 (State of Incorporation or Organization)                         (I.R.S. Employer Identification No.)


117 East Colorado Blvd.
Pasadena, CA                                                        91105
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  (Address of Principal Executive Offices)                        (Zip Code)

If this form relates to the registration of a                   If this form relates to the registration of a
class of securities pursuant to Section 12(b)                   class of securities pursuant to Section
of the Exchange Act and is effective pursuant                   12(g) of the Exchange Act and is effective
to General Instruction A.(c), please                            pursuant to General Instruction A.(d),
check the following box: [X]                                    please check the following box: [_]

Securities Act registration statement file number pursuant to which this form relates:    333-75458
                                                                                       -----------------
                                                                                       (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:                        Name of Each Exchange on Which Each
                                                                Class is to be Registered:


Common Shares of Beneficial Interest
Without Par Value                                               New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:   None

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Reference is hereby made to the sections entitled "Description of Shares" as contained in the Registration Statement on Form N-2 of Western Asset Premier Bond Fund, as filed with the Securities and Exchange Commission (the "Commission") on December 19, 2001 (Securities Act File No. 333-75458 and Investment Company Act File No. 811-10603) (the "Original Registration Statement"), as amended by Pre-Effective Amendment No. 1 to the Original Registration Statement, as filed with the Commission on February 20, 2002, as amended by Pre-Effective Amendment No. 2 to the Original Registration Statement, as filed with the Commission on February 28, 2002, which is incorporated herein by reference.

Item 2.  EXHIBITS.

         Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.

                                    SIGNATURE

         A copy of the Agreement and Declaration of Trust of Western Asset Premier Bond Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but binding only upon the assets and property of the Trust.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            WESTERN ASSET PREMIER BOND FUND



                                              By: /s/ James W. Hirschmann, III
                                              --------------------------------
                                              Name:  James W. Hirschmann, III
                                              Title: President


Date:  March 4, 2002


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